EXHIBIT A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

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JOHN C. BALDWIN,                                   )
                                                   )
                                                   )
                  Plaintiff                        )
                                                   ) Civil Action No. 2250-N
                  v.                               )
                                                   )
TODD Q. SWANSON,                                   )
                                                   )
                  Defendant.                       )
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                               NOTICE OF DISMISSAL
                               -------------------

     Pursuant to Court of Chancery Rule 41(a), the Plaintiff, John C. Baldwin, through his undersigned counsel hereby dismisses with prejudice this action and all claims asserted therein.

                                           MORRIS NICHOLS ARSHT & TUNNELL LLP



                                          ---------------------------------
                                          Alan J. Stone (#2677)
                                          S. Mark Hurd (#3297)
                                          Kevin M. Coen (#4775)
                                          1201 N. Market Street
                                          P.O. Box 1347
                                          Wilmington, DE 19899
                                          (302) 658-9200
                                          Attorneys for Plaintiff


     SO ORDERED this ____ day of July, 2006.


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